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                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [   ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Section 240.14a-11(c) or 240.14a-12

                                Fonix Corporation
 ...............................................................................
                  (Name of Registrant as Specified in Charter)
 ...............................................................................
     (Name of Person(s) Filing Proxy Statement If Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii),  14a-6(i)(1),  14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          1)   Title of each class of securities to which transaction applies:

          2)   Aggregate number of securities to which transaction applies:

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          4)   Proposed maximum aggregate value of transaction:

          5)   Total fee paid:


[ ]     Fee paid previously with preliminary materials

[ ]      Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.
         1)       Amount Previously Paid:......................................
         2)       Form, Schedule or Registration Statement No..................
         3)       Filing Party:................................................
         4)       Date Filed:..................................................
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



                                Fonix Corporation
                         9350 South 150 East, Suite 700
                                Sandy, Utah 84070
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 29, 2004

To the Shareholders:

         Notice is hereby given that the Annual Meeting of the Shareholders of Fonix Corporation (the "Company") will be held at the 9350 South 150 East, Suite 700, Sandy, Utah 84070, on Thursday, December 30, 2004, at 10:00 a.m.,M.S.T., for the following purposes, which are discussed in the following pages and which are made part of this Notice:

         1. To elect three directors, each to serve until the next annual meeting of shareholders and until his or her successor is elected and shall qualify;

         2. To approve the Board of Directors' selection of Hansen, Barnett & Maxwell as the Company's independent public accountants for the fiscal year ending December 31, 2004;

         3.       To approve amendments to the Company's 1998 Stock Option Plan;

         4.       To approve the Fonix Telecom Executive Incentive Plan; and

         5. To consider and act upon any other matters that properly may come before the meeting or any adjournment thereof.

         The Company's Board of Directors has fixed the close of business on Friday, November 5, 2004, as the record date for the determination of shareholders having the right to notice of, and to vote at, the Annual Meeting of Shareholders and any adjournment thereof. A list of such shareholders will be available for examination by a shareholder for any purpose germane to the meeting during ordinary business hours at the offices of the Company at 9350 South 150 East, Suite 700, Sandy, Utah 84070, during the ten business days prior to the meeting.

         You are requested to date, sign and return the enclosed proxy which is solicited by the Board of Directors of the Company and will be voted as indicated in the accompanying proxy statement and proxy. Your vote is important. Please sign and date the enclosed Proxy and return it promptly in the enclosed return envelope whether or not you expect to attend the meeting. The giving of your proxy as requested hereby will not affect your right to vote in person should you decide to attend the Annual Meeting. The return envelope requires no postage if mailed in the United States. If mailed elsewhere, foreign postage must be affixed. Your proxy is revocable at any time before the meeting.

                              By Order of the Board of Directors,

                              /s/ Thomas A. Murdock
Salt Lake City, Utah
November 11, 2004             Thomas A. Murdock,
                              Chairman of the Board and Chief Executive Officer

                                Fonix Corporation
                         9350 South 150 East, Suite 700
                                Sandy, Utah 84070
                                 (801) 553-6600

              -----------------------------------------------------


                                 PROXY STATEMENT

              -----------------------------------------------------


                         ANNUAL MEETING OF SHAREHOLDERS

The enclosed proxy is solicited by the Board of Directors of Fonix Corporation ("Fonix" or the "Company") for use in voting at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 9350 South 150 East, Suite 700, Sandy, Utah 84070, on Thursday, December 30, 2004, at 10:00 a.m., M.S.T., and at any postponement or adjournment thereof, for the purposes set forth in the attached notice. When proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareholder completing the proxy. If a signed proxy is returned but no specific instructions are given, the shares will be voted (i) FOR the nominees for directors set forth herein; and (ii) FOR approval of Hansen, Barnett & Maxwell as the Company's independent public accountants for the fiscal year ending December 31, 2004; and (iii) FOR approval of the amendments to the Company's 1998 Stock Option Plan; and (iv) FOR approval of the Fonix Telecom Executive Incentive Plan; and in the discretion of the Proxies with respect to any matter that is properly brought before the meeting. A shareholder giving a proxy has the power to revoke it at any time prior to its exercise by voting in person at the Annual Meeting, by giving written notice to the Company's Secretary prior to the Annual Meeting or by giving a later dated proxy.

The presence at the meeting, in person or by proxy, of shareholders holding in the aggregate a majority of the outstanding shares of the Company's Class A common stock entitled to vote shall constitute a quorum for the transaction of business. The Company does not have cumulative voting for directors; a plurality of the votes properly cast for the election of directors by the shareholders attending the meeting, in person or by proxy, will elect directors to office. A majority of votes properly cast upon any question presented for consideration and shareholder action at the meeting, other than the election of directors, shall decide the question. Abstentions and broker non- votes will count for purposes of establishing a quorum, but will not count as votes cast for the election of directors or any other questions and accordingly will have no effect. Votes cast by shareholders who attend and vote in person or by proxy at the Annual Meeting will be counted by inspectors to be appointed by the Company. (The Company anticipates that the inspectors will be employees, attorneys or agents of the Company.)

The close of business on Friday, November 5, 2004, has been fixed as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. Each share shall be entitled to one vote on all matters. As of the record date there were 102,600,619 shares of the Company's Class A common stock outstanding and entitled to vote, held by approximately 1,390 holders of record. For a description of the principal holders of such stock, see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" below.

This Proxy Statement and the enclosed Proxy are being furnished to shareholders on or about November 19, 2004.

              -----------------------------------------------------

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

         The Company's Bylaws provide that the number of directors shall be determined from time to time by the shareholders or the Board of Directors, but that there shall be no fewer than three. Presently, the Company's Board of Directors consists of three members, three of whom are nominees for reelection at the Annual Meeting. Each director elected at the Annual Meeting will hold office until a successor is elected and qualified, or until the director resigns, is removed or becomes disqualified. Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below. If any such person is unable or unwilling to serve as a nominee for the office of director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the Board may be reduced accordingly. The Board of Directors has no reason to believe that any of such nominees will be unwilling or unable to serve if elected as a director.

         The following information is furnished with respect to the nominees. Stock ownership information is shown under the heading "Security Ownership of Certain Beneficial Owners and Management" and is based upon information furnished by the respective individuals.

               IDENTIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

          THOMAS A. MURDOCK, 60, is a co-founder of the Company and has served as an executive officer and member of the Company's board of directors since June 1994. He has been the Company's chief executive officer since January 26, 1999. For much of his career, Mr. Murdock was a commercial banker and a senior corporate executive with significant international emphasis and experience. In 1966, Mr. Murdock earned a B.S. degree from the University of Utah.

          ROGER D. DUDLEY, 51, is a co-founder of the Company and has served as an executive officer and member of the Company's board of directors since June 1994. Mr. Dudley currently serves as the Company's executive vice president and chief financial officer. After several years at IBM in marketing and sales, he began his career in the investment banking industry. He has extensive experience in corporate finance, equity and debt private placements and asset management. In 1975, Mr. Dudley earned a B.S. degree from the University of Utah.

         WILLIAM A. MAASBERG, JR., 64, became a director of the Company in September 1999 and was named chief operating officer February 1, 2000. From December 1997 through February 1999, Mr. Maasberg was vice president and general manager of the AMS Division of Eyring Corporation which manufactures multi- media electronic work instruction software applications. He was also a co-founder and principal in Information Enabling Technologies, Inc. ("IET"), and LIBRA Corporation ("LIBRA"), two companies focusing on software application development, and served in several key executive positions with both IET and LIBRA from May 1976 through November 1997. Mr. Maasberg worked for IBM Corporation from July 1965 through May 1976 in various capacities. He received his B.S. Degree from Stanford University in Electrical Engineering and his M.S. in Electrical Engineering from the University of Southern California.

         Messrs. Murdock, Dudley, and Maasberg are nominees for election to the Company's Board of Directors. None of the executive officers, directors or nominees of the Company is related to any other officer, director or nominee of the Company.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE DIRECTOR.
              -----------------------------------------------------

                                 PROPOSAL NO. 2

                   APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors of the Company has selected the certified public accounting firm of Hansen, Barnett & Maxwell ("HBM") as the independent public accountants for the Company for the fiscal year ending December 31, 2004. At the Annual Meeting, shareholders will be asked to ratify the selection by the Board of Directors of HBM as the Company's independent public accountant for the 2004 fiscal year.

              Information on Fees Paid to Hansen Barnett & Maxwell

         Audit Fees

         The aggregate fees billed for the fiscal year ended December 31, 2003, for professional services rendered by Hansen Barnett & Maxwell, for the audit of the registrant's annual financial statements and review of the financial statements included in the registrant's Form 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for fiscal year 2003 and 2002 were $124,271 and $121,998 respectively.

         Audit-related Fees

         The aggregate fees billed for the fiscal year ended December 31, 2003, for assurance and related services by Hansen Barnett & Maxwell, that are reasonably related to the performance of the audit or review of the registrant's financial statements for fiscal year 2003 and 2002 were $6,775 and $0, respectively.

         Tax Fees

         The aggregate fees billed for each of the fiscal years ended December 31, 2003 and 2002, for professional services rendered by Hansen Barnett & Maxwell for tax compliance, tax advice, and tax planning, for those fiscal years were $1,047 and $805, respectively. Services provided included preparation of federal and state income tax returns.

         All Other Fees

         The aggregate fees billed in each of the fiscal years ended December 31, 2003 and 2002, for products and services provided by Hansen Barnett & Maxwell other than those services reported above, for those fiscal years were $21,706 and $0, respectively. The other fees billed in 2003 related to Hansen Barnett & Maxwell's participation in the accounting due diligence relating to the LTEL Holdings Corporation ("LTEL") acquisition. This participation was approved by the Board of Directors prior to commencement. Hansen, Barnett & Maxwell made no management decisions in respect of the LTEL acquisition. Their role was to review and analyze information related to the acquisition as directed by the Company's management.

         Audit Committee Policies and Procedures

         There were no fees billed by or paid to HBM for financial information systems design and implementation or other fees. Accordingly, neither the Company's audit committee nor the Company's Board of Directors were required to consider whether the provision of such services would be compatible with maintaining HBM's independence.

                          Attendance at Annual Meeting

         Representatives of HBM are expected to attend the Annual Meeting and will have an opportunity to make a statement if they desire to do so, and they will be available to answer appropriate questions from shareholders.

    THE BOARD RECOMMENDS SHAREHOLDER APPROVAL OF THE SELECTION OF INDEPENDENT
                               PUBLIC ACCOUNTANTS.

              -----------------------------------------------------


                                 PROPOSAL NO. 3

         APPROVAL OF AMENDMENTS TO 1998 STOCK OPTION AND INCENTIVE PLAN

         The Company's Board of Directors has approved and recommended that the Company's shareholders adopt amendments to the Fonix Corporation 1998 Stock Option and Incentive Plan (the "1998 Plan"). A brief description of the material provisions of the 1998 Plan, as well as the proposed amendments, follows.

         The 1998 Plan, originally adopted by the Company's shareholders at the 1998 Annual Meeting of Shareholders on July 14, 1998, provides for the award of incentive stock options to key employees and the award of non-qualified stock options, stock appreciation rights, cash and stock bonuses, and other incentive grants to directors, employees and certain nonemployees who have important relationships with the Company or its subsidiaries. The 1998 Plan was adopted by the Board of Directors on May 10, 1998, which date is stated as the effective date of the 1998 Plan. The principal provisions of the 1998 Plan are summarized below.

Overview of 1998 Plan

         Administration.

         The 1998 Plan is administered by the Board of Directors as a whole or a committee of at least two non- employee directors of the Company (as appropriate, the "1998 Plan Committee"). The 1998 Plan Committee will determine and designate the individuals and classes of individuals to whom awards under the 1998 Plan should be made and the amount, terms and conditions of the awards. The 1998 Plan Committee may adopt and amend rules relating to the administration of the 1998 Plan. The 1998 Plan is intended to comply with Rule 16b-3 adopted under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereto.

         Eligibility.

         Awards under the 1998 Plan may be made to officers, directors or key employees of the Company and its subsidiaries, and to non-employee agents, consultants, advisors, and other persons whom the 1998 Plan Committee believes have made or will make an important contribution to the Company or any subsidiary thereof, subject to Section 422 of the Code, which limits the grant of "Incentive Stock Options" to executive officers and other senior managerial and professional employees.

         Shares Available.

         Originally, and subject to adjustment as provided in the 1998 Plan, a maximum of 10,000,000 shares of the Company's common stock were reserved for issuance under the 1998 Plan. If an option or stock appreciation right granted under the 1998 Plan expires or is terminated or canceled, the unissued shares subject to such option or stock appreciation right are again available under the 1998 Plan. In addition, if shares sold or awarded as a bonus under the

1998 Plan are forfeited to the Company or repurchased by the Company, the number of shares forfeited or repurchased are again available under the 1998 Plan. In the absence of an effective registration statement under the Securities Act of 1933, as amended (the "Act"), all shares granted under the 1998 Plan will be restricted as to subsequent resales or transfer, pursuant to Rule 144 under the Act.

         Term.

         No awards shall be granted under the 1998 Plan after or on that date that shall be ten years after the date the 1998 Plan was adopted by the Board of Directors, although the 1998 Plan and all awards made under the 1998 Plan prior to such termination date shall remain in effect until such awards have been satisfied or terminated in accordance with the 1998 Plan and the terms of such awards.

         Stock Option Grants (NSOs and ISOs).

         The 1998 Plan Committee may grant Incentive Stock Options ("ISOs") and Non-Statutory Stock Options ("NSOs") under the 1998 Plan. With respect to each option grant, the 1998 Plan Committee will determine the number of shares subject to the option, the option price, the period of the option, the time or times at which the option may be exercised (including whether the option will be subject to any vesting requirements and whether there will be any conditions precedent to exercise of the option), and the other terms and conditions of the option. Unless the Committee determines, in its sole discretion, that there are circumstances which reasonably justify the establishment of a lower option price, the option or exercise price per share of NSOs shall be 100% of the fair market value of a share of the Company's common stock on the date the NSOs are granted. The 1998 Plan specifies that options granted thereunder may not be exercised at any time within six months of the grant date of such options. Options granted under the plan expire six months after the termination of the option holder's employment for reasons other than permanent disability, retirement or death.

         ISOs are subject to special terms and conditions. The aggregate fair market value, on the date of the grant, of the common stock for which an ISO is exercisable for the first time by the optionee during any calendar year may not exceed $100,000. An ISO may not be granted to an employee who possesses more than 10% of the total voting power of the Company's stock unless the option price is at least 110% of the fair market value of the Common Stock subject to the option on the date it is granted, and the option is not exercisable for 5 years after the date of grant. No ISO may be exercisable after 10 years from the date of grant. The option price may not be less than 100% of the fair market value of the Common Stock covered by the option at the date of grant.

         In connection with the grant of NSOs or ISOs, the 1998 Plan authorizes the issuance of "Reload Options" which allow employees to receive options to purchase that number of shares that shall equal (i) the number of shares of common stock used to exercise underlying NSOs or ISOs, and (ii) if authorized by the 1998 Plan Committee, the number of shares of common stock used to satisfy any tax withholding requirement incident to the exercise of the underlying NSOs or ISOs.

         In general, no vested option may be exercised unless at the time of such exercise the holder of such option is employed by or in the service of the Company or any subsidiary thereof, within 36 months following termination of employment by reason of death, 12 months following termination by reason of permanent disability or retirement (or in the case of ISOs within 12 months of termination for death or disability), or within six months following termination for any other reason, except for cause, in which case all unexercised options shall terminate forthwith. No shares may be issued pursuant to the exercise of an option until full payment therefor has been made. Upon the exercise of an option, the number of shares reserved for issuance under the 1998 Plan will be reduced by the number of shares issued upon exercise of the option.

         Stock Appreciation Rights.

         Two types of Stock appreciation rights ("SARs") may be granted under the 1998 Plan: "Alternate SARs" and "Limited Rights." Alternate SARs are granted concurrently with or subsequent to stock options, and permit the option holder to be paid, in common stock, the excess of the fair market value of each share of common stock underlying the stock option at the date of exercise of the Alternate SARs and the fair market value of each share of common stock underlying the option at the grant date. The exercise of Alternate SARs shall be in lieu of the exercise of the stock option underlying the SARs, and upon such exercise a corresponding number of stock options shall be canceled. Alternate SARs are exercisable upon the same terms and conditions as are applicable to the options underlying them. Upon the exercise of an Alternate SAR, the number of shares reserved for issuance under the 1998 Plan will be reduced by the number of shares issued.

         Limited Rights may be issued concurrently with or subsequent to the award of any stock option or Alternate SAR under the 1998 Plan. Limited Rights allow the holder thereof to be paid appreciation on the stock option or the amount of appreciation receivable upon exercise of an Alternate SAR in cash and in lieu of exercising such options or rights. Limited Rights are exercisable only to the same extent and subject to the same conditions and within the same time periods as the stock options or Alternate SARs underlying such Limited Rights. Limited Rights are exercisable in full for a period of seven months following a change in control of the Company. Upon the exercise of Limited Rights, the stock options or Alternate SARs underlying such Limited Rights shall terminate. Cash payments upon the exercise of Limited Rights will not reduce the number of shares of common stock reserved for issuance under the 1998 Plan.

         Stock Bonus Awards.

         The 1998 Plan Committee may award shares of common stock as a stock bonus under the 1998 Plan. The 1998 Plan Committee may determine the recipients of the awards, the number of shares to be awarded, and the time of the award. Stock received as a stock bonus is subject to the terms, conditions, and restrictions determined by the 1998 Plan Committee at the time the stock is awarded.

         Cash Bonus Rights.

         The 1998 Plan Committee may grant cash bonus rights under the 1998 Plan either outright or in connection with (i) options granted or previously granted,
(ii) SARs granted or previously granted, (iii) stock bonuses awarded or previously awarded, and (iv) shares issued under the 1998 Plan. Bonus rights granted in connection with options entitle the optionee to a cash bonus if and when the related option is exercised. The amount of the bonus is determined by multiplying the excess of the total fair market value of the shares acquired upon the exercise over the total option price for the shares by the applicable bonus percentage. Bonus rights granted in connection with a SAR entitle the holder to a cash bonus when the SAR is exercised, that is determined by multiplying the amount received upon exercise of the SAR by the applicable bonus percentage. Bonus rights granted in connection with stock bonuses entitle the recipient to a cash bonus, in an amount determined by the 1998 Plan Committee, either at the time the stock bonus is awarded or upon the lapse of any restrictions to which the stock is subject.

         Non-Assignability of 1998 Plan Awards

         No award under the 1998 Plan shall be assignable or transferable by the recipient thereof, except by will or the laws of descent or pursuant to a qualified domestic relations order as defined in the Code.

         Changes in Capital Structure.

         The 1998 Plan provides that if the outstanding common stock of the Company is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any recapitalization, stock split or certain other transactions, appropriate adjustment will be made by the 1998 Plan Committee in the number and kind of shares available for grants under the 1998 Plan. In addition, the 1998 Plan Committee will make appropriate adjustments in the number and kind of shares as to which outstanding options will be exercisable. In the event of a merger, consolidation or other fundamental corporate transformation, the Board may, in its sole discretion, permit outstanding options to remain in effect in accordance with their terms; to be converted into options to purchase stock in the surviving or acquiring corporation in the transaction; or to be exercised, to the extent then exercisable, during a period prior to the consummation of the transaction established by the 1998 Plan Committee or as may otherwise be provided in the 1998 Plan.

         Amendments to 1998 Plan

         Under the 1998 Plan, the Committee may at any time and from time to time terminate or modify or amend the 1998 Plan in any respect, including in response to changes in securities, tax or other laws or rules, regulations or regulatory interpretations thereof applicable to the 1998 Plan or to comply with stock exchange rules or requirements.

Overview of Amendments to the 1998 Plan

         In April 2003, the Company's one-share-for-forty-shares reverse stock split (the "Reverse Split") took effect. One result of the Reverse Split was to reduce, by a similar ratio, the number of shares and options available under the Company's option plans, including the 1998 Plan. The Company subsequently discovered that it had issued 253,581 options in excess of the aggregate number of options authorized (following the Reverse Split) under the 1998 Plan. In early 2004, the Company's Board of Directors approved an increase in the aggregate number of shares under the 1998 Plan from 250,000 to 550,000 to cover the additional issuances.

         In November 2004, the Board of Directors again amended the 1998 Plan to increase the aggregate number of shares under the 1998 Plan from 550,000 to 20,000,000. The purpose of this amendment is to cover any additional issuances of shares made in excess of the number authorized under the 1998 Plan and to enable the Company to issue additional incentive stock options to key employees and non-qualified stock options, stock appreciation rights, cash and stock bonuses, and other incentive grants to directors, employees and certain non-employees who have important relationships with the Company or its subsidiaries.

         The only amendments to the 1998 Plan are those to increase the number of shares and options available under the 1998 Plan. No other terms or conditions of the Plan will be effected.

         The Board of Directors is seeking shareholder approval of both amendments to the 1998 Plan. The Board has approved both amendments, and recommends both amendments to the shareholders for approval.

               THE BOARD RECOMMENDS APPROVAL OF THE AMENDMENTS TO
                    THE 1998 STOCK OPTION AND INCENTIVE PLAN.

              -----------------------------------------------------


                                 PROPOSAL NO. 4

             APPROVAL OF 2004 FONIX TELECOM EXECUTIVE INCENTIVE PLAN

     The Company's Board of Directors has adopted and recommended that the Company's shareholders approve the 2004 Fonix Telecom Executive Incentive Plan (the "FTE Plan") which is intended to benefit the executive officers and directors of Fonix Telecom, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("Fonix Telecom"), including potentially the Company's Chief Executive Officer, Thomas A. Murdock, and its Executive Vice President and Chief Financial Officer, Roger D. Dudley, who are also executive officers and directors of Fonix Telecom. A brief description of the material provisions of the FT Plan follows.

         The FT Plan provides for the award of non-qualified stock options for the purchase of up to 100,000 shares of Series Z Preferred Stock (the "Series Z Preferred") of the Company's wholly owned subsidiary, Fonix Telecom. The FT Plan was adopted by the Board of Directors in November 2004. The principal provisions of the FT Plan are summarized below.

Overview of Fonix Telecom

         Fonix Telecom is a newly organized Delaware corporation which is presently wholly owned by the Company. It was organized to hold various local, long distance and Internet telecommunication providers and related assets which Fonix intends to acquire. It is anticipated that the Company will transfer its interest in LecStar Telecom, Inc. and LecStar DataNet, Inc., the Company's two telecommunications operating entities based in Atlanta, Georgia, to Fonix Telecom at a future date. Presently, Fonix Telecom has no assets nor operations.

Over view of the Series Z Preferred

         Fonix Telecom has two classes of stock; common stock and preferred stock. Presently, Fonix Telecom is authorized to issue 1.0 million shares of common stock and 100,000 shares of preferred stock. The Company is the owner of 100,00 shares of common stock, which constitutes all of the issued and outstanding shares of common stock of Fonix Telecom. The Certificate of Incorporation of Fonix Telecom authorizes the issuance of 100,000 shares of Series Z Preferred, which would constitute all of the preferred stock of Fonix Telecom presently authorized. No shares of Series Z Preferred stock have been issued; such shares would only be issued pursuant to the FT Plan, which is discussed in more detail below.

         Priority

         The Certificate of Incorporation of Fonix Telecom provides that it may issue other classes of preferred stock which may be junior, senior or on par with the rights and preferences granted to the Series Z Preferred. Accordingly, Fonix Telecom may issue other series of preferred stock in connection with the financing needs of Fonix Telecom. To the extent that future investors require a priority senior to the rights of the holders of the Series Z Preferred, but subject to certain protections granted to the Series Z Preferred (the "Protective Provisions"), Fonix Telecom may determine to issue such additional series of preferred stock.

         Protective Provisions

         Liquidation Preference. In connection with any liquidation, sale or merger of Fonix Telecom, the holders of the then-issued Series Z Preferred are entitled to receive an amount per share equal to 30% of all amounts available for distribution upon liquidation, divided by 100,000 (the "Liquidation Preference"). The Liquidation Preference will be paid to the holders of the Series Z Preferred after payment of all debt and all amounts due to the holders of any senior preferred stock, if any. After payment of the Liquidation Preference, all remaining assets will be distributed among the holders of the common stock of Fonix Telecom, including the Company.

         Conversion Rights. The holders of the Series Z Preferred may convert their shares into shares of common stock at any time. In connection with a firm commitment underwritten public offering of the common stock of Fonix Telecom or in the event a majority of the holders of the Series Z Preferred consent to conversion, Fonix Telecom may convert the Series Z Preferred into shares of common stock. Subject to certain adjustment provisions, each share of Series Z Preferred will be converted into 7.50 shares of common stock.

         Voting Rights. The holder of each share of Series Z Preferred has the right to one vote for each shares of common stock into which the Series Z Preferred is convertible.


Overview of FT Plan

         Administration.

         The FT Plan is administered by the Board of Directors of Fonix Telecom ( the "FT Plan Committee"). (As of the date of this Proxy Statement, the directors of Fonix Telecom were Thomas A. Murdock, Roger D. Dudley, and W. Dale Smith.) The FT Plan Committee may adopt and amend rules relating to the administration of the FT Plan. The FT Plan is intended to comply with Rule 16b-3 adopted under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereto.

         Eligibility.

         Awards under the FT Plan may be made only to executive officers and directors of Fonix Telecom in recognition of past contributions and anticipated future contributions in building the Company's telecommunications business through its wholly owned subsidiary, Fonix Telecom.

         Shares Available.

         A maximum of 100,000 shares of Series Z Preferred was reserved for issuance under the FT Plan and the Certificate of Incorporation of Fonix Telecom. If an option granted under the FT Plan expires or is terminated or canceled, the unissued shares subject to such option are again available under the FT Plan. In the absence of an effective registration statement under the Securities Act of 1933, as amended (the "Act"), all shares granted under the FT Plan will be restricted as to subsequent resales or transfer, pursuant to Rule 144 under the Act. It is not presently anticipated that shares of Series Z Preferred will be registered under the Exchange Act.

         Term.

         No awards shall be granted under the FT Plan after or on that date that shall be ten years after the date the FT Plan was adopted by the Board of Directors, although the FT Plan and all awards made under the FT Plan prior to such termination date shall remain in effect until such awards have been satisfied or terminated in accordance with the FT Plan and the terms of such awards.

         Stock Option Grants (NSOs).

         The FT Plan Committee may grant only Non-Statutory Stock Options ("NSOs") under the FT Plan. With respect to each option grant, the FT Plan Committee will determine the number of shares subject to the option, the option price, the period of the option, the time or times at which the option may be exercised (including whether the option will be subject to any vesting requirements and whether there will be any conditions precedent to exercise of the option), and the other terms and conditions of the option. Unless the Committee determines, in its sole discretion, that there are circumstances which reasonably justify the establishment of a lower option price, the option or exercise price per share of NSOs shall be 100% of the fair market value of the Series Z Preferred on the date the NSOs are granted.

         In general, no vested option may be exercised unless at the time of such exercise the holder of such option is employed by or in the service of the Company or any subsidiary thereof, within 36 months following termination of employment by reason of death, permanent disability or retirement, or within 12 months following termination for any other reason, except for cause, in which case all unexercised options shall terminate forthwith. No shares may be issued pursuant to the exercise of an option until full payment therefor has been made. Upon the exercise of an option, the number of shares reserved for issuance under the FT Plan will be reduced by the number of shares issued upon exercise of the option.


         Stock Bonus Awards.

         The FT Plan Committee may award shares of Series Z Preferred as a stock bonus under the FT Plan. The FT Plan Committee may determine the number of shares to be awarded, and the time of the award. Stock received as a stock bonus is subject to the terms, conditions, and restrictions determined by the FT Plan Committee at the time the stock is awarded.

         Changes in Capital Structure.

         The FT Plan provides that if the outstanding common stock of Fonix Telecom is increased, decreased or changed into or exchanged for a different number or kind of shares or other securities of Fonix Telecom or of another corporation by reason of any recapitalization, stock split or certain other transactions, appropriate adjustment will be made by the FT Plan Committee in the number and kind of shares available for grants under the FT Plan. In addition, the FT Plan Committee will make appropriate adjustments in the number and kind of shares as to which outstanding options will be exercisable. In the event of a merger, consolidation or other fundamental corporate transformation, the Board of Fonix Telecom may, in its sole discretion, permit outstanding options to remain in effect in accordance with their terms; to be converted into options to purchase stock in the surviving or acquiring corporation in the transaction; or to be exercised, to the extent then exercisable, during a period prior to the consummation of the transaction established by the FT Plan Committee or as may otherwise be provided in the FT Plan.

         The Board of Directors is seeking shareholder approval of its adoption of the FT Plan because it may benefit Messrs. Murdock and Dudley, both of whom are executive officers and directors of the Company. The Board recommends the FT Plan to the shareholders for approval.

    THE BOARD RECOMMENDS SHAREHOLDER APPROVAL OF THE FONIX TELECOM EXECUTIVE
                                 INCENTIVE PLAN.

              -----------------------------------------------------


                       INFORMATION ABOUT FONIX CORPORATION

         The following table sets forth certain information concerning the executive officers and directors of the Company as of November 1, 2004:

 Name                               Age              Position

Thomas A. Murdock (1)*              61               Director, President & Chief Executive Officer
Roger D. Dudley   (2)*              52               Director, Executive Vice President & Chief Financial Officer
William A. Maasberg, Jr (1) (2)     65               Director, Chief Operating Officer

         (1)      Member, Compensation Committee
         (2)      Member, Audit Committee
         *        Committee Chairman

         Biographical information on Messrs. Murdock, Dudley, and Maasberg appears above at page 2.

                      SIGNIFICANT EMPLOYEES AND CONSULTANTS

         In addition to the officers and directors identified above, the Company expects the following individuals to make significant contributions to the Company's business during 2002.

         D. LYNN SHEPHERD is vice president and general manager of embedded automotive and wireless and mobile applications and has been employed by the Company since 1997. He was employed by Synergetics from 1992 to March 13, 1997. Before his employment with Synergetics, he was employed with Mentorgraphics where he acted as a software systems architect in automatic semiconductor design. Before Mentorgraphics, he worked on a contract basis with Signetics, Inc. Mr. Shepherd graduated from Brigham Young University with a Bachelor of Science Degree in Electrical Engineering. He also received a Masters of Business Administration from Brigham Young University.

         R. BRIAN MONCUR is director of core technologies Implementation and has been with the Company since 1997. He was previously employed by Synergetics, Inc., from 1992 to 1997. Before his employment with Synergetics, he was employed by Signetics, Inc. and Mentorgraphics, where he was a senior process engineer and software development engineer. Mr. Moncur graduated from Brigham Young University with a Bachelor of Science degree in chemical engineering.

         EDWARD A. BRUCKERT is an advisory scientist and has been employed by Fonix since December 2001. Previously, he was employed by Force Computers, Inc. and Digital Equipment Corporation as the technical leader for the DECtalk text-to-speech product. His experience includes 31 years of work in speech synthesis and hardware engineering. Mr. Bruckert graduated from the University of Massachusetts with a Bachelor of Science in Electrical Engineering and a Bachelor of Science in Computing Engineering.

         WALT NAWROCKI is senior vice president and general manager of the speech group and has been employed with the Company since 2003. Mr. Nawrocki spent 31 years with IBM, including five years as worldwide manager of the IBM Speech Recognition business unit. He was responsible for all business plans, profit and loss, competitive analysis and built a worldwide organization of product development, planning, marketing sales and OEM licensing. During the last seven years, Mr. Nawrocki served as CEO of two public companies, Registry Magic, Inc., and Intraco Systems, Inc. He was also the CEO of Phone Interactive, a privately held company.

         TONY R. MARTINEZ, Ph.D. is a senior consulting scientist for the Company's neural network development. He is an associate professor of Computer Science at Brigham Young University and currently heads up the Neural Network and Machine Learning Laboratory in the Brigham Young University Ph.D./MS program. His principal research is in neural networks, machine learning, ASOCS, connectionist systems, massively parallel algorithms and architectures, and non-von Neuman computing methods. He is associate editor of the Journal of Artificial Neural Networks. Dr. Martinez received his Ph.D. in computer science at University of California at Los Angeles.

         None of the executive officers or directors of the Company is related to any other officer or director of the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SCC Asset Management Inc. ("SCC") (formerly Studdert Companies Corp.)

         SCC was a Utah corporation that provided investment and management services. The officers, directors and owners of SCC were Thomas A. Murdock and Roger D. Dudley, each of whom is a director and executive officer of Fonix. SCC was dissolved prior to January 1, 2004.

         Prior to October 2002, we subleased office space at market rates from SCC Asset Management, Inc., formerly Studdert Companies Corp. Messrs. Murdock and Dudley and a former executive officer of Fonix personally guaranteed these leases in favor of SCC's landlord. The subleases required monthly rental payments of $10,000. During October 2002, we assumed SCC's lease obligation. The subleases were terminated effective February 2003. On March 18, 2003, we executed a promissory note with the landlord in the amount of $114,000 covering outstanding lease obligations. The note was paid in full in March 2004.

Loans from Senior Management to Company

         Two of our executive officers (the "Lenders") sold shares of Class A common stock owned by them and advanced the resulting proceeds amounting to $333,000 to Fonix under the terms of a revolving line of credit and related promissory note (the "Officer Note"). The funds were advanced for use in Company operations. The advances bear interest at 10 percent per annum, payable on a semi-annual basis. The entire principal, along with unpaid accrued interest and any other unpaid charges or related fees, was originally due and payable on June 10, 2003. The Company and the lenders agreed to postpone the maturity date of the Officer Note on several occasions. The maturity date of the Officer Note is presently December 31, 2004. Any time after December 11, 2002, all or part of the outstanding balance and unpaid interest may be converted at the option of the Lenders into shares of Class A common stock. The conversion price is the average closing bid price of the shares at the time of the advances. If converted, the conversion amount is divided by the conversion price to determine the number of shares to be issued to the Lenders. To the extent the market price of our Class A common stock is below the conversion price at the time of conversion, the Lenders are entitled to receive additional shares equal to the gross dollar value received from the original sale of the shares. A beneficial conversion feature of $15,000 was recorded as interest expense in connection with this transaction. The Lenders may also receive additional compensation for making the loan evidenced by the Officer Note as determined appropriate by the Board of Directors. The Lenders subsequently pledged 30,866 shares of Class A common stock to the Equity Line Investor in connection with an advance of $183,000 to us under the Third Equity Line. The Equity Line Investor subsequently sold the pledged shares and applied the proceeds in reduction of the advance. The value of the pledged shares of $82,000 was treated as an additional advance from the Lenders under the Officer Note.

         During the fourth quarter of 2003, we made a principal payment of $27,000 to the Lenders, leaving a balance of $389,000 outstanding at December 31, 2003. The aggregate unpaid balance due the Lenders is secured by our intellectual property rights and other assets.

Settlement Agreement and Release between Fonix andMessrs. Murdock and Dudley

         Effective September 30, 2004, Fonix Corporation (the "Company") entered into a Settlement Agreement and Release (the "Agreement") with Thomas A. Murdock, the Company's President, and Roger D. Dudley, the Company's Executive Vice President. Under the Agreement, Messrs. Murdock and Dudley (collectively, the "Officers") agreed to release and waive claims aggregating approximately $1,443,300, as of September 30, 2004, they had against the Company under three prior indemnity agreements between the Officers and the Company. In exchange for such releases of these claims, the Company agreed to increase by $300,000 the amount due to the Officers under the Officer Note.

         Under the Agreement, the Officers agreed to release any and all claims against the Company arising under or in connection with three indemnity agreements. As noted, as of September 30, 2004, the Company had a current liability on its balance sheet of $1,443,300 which represented the amount the Company estimated that it would have had to pay to the Officers to satisfy the Company's obligations under the indemnity agreements.

         In consideration for the release of claims under the indemnity agreements, the Company agreed that the balance due and owing under the Officer Note would, as of September 30, 2004, be increased by the sum of

$300,000. Accordingly, the new balance under the Officer Note is $685,722, and by its terms is due December 31, 2004.

                Compliance With Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by regulation of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms which they file. Based solely on its review of the copies of such forms furnished to us during the fiscal year ended December 31, 2003, we are aware of the following untimely filings:

         On October 31, 2003, Mr. Maasberg sold a total of 480 shares of Fonix common stock which he held directly, and 165 shares of Fonix common stock which were owned by Mr. Maasberg's minor children. The transaction was reported on Mr. Maasberg's Form 5, which was filed late. Messrs. Murdock and Dudley filed late Forms 5.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of November 1, 2004, the number of shares of Common Stock of the Company beneficially owned by all persons known to be holders of more than five percent of the Company's Common Stock and by the executive officers and directors of the Company individually and as a group. Unless indicated otherwise, the address of the stockholder is the Company's principal executive offices, 9350 South 150 East, Suite 700, Sandy, Utah 84070.


Name and Address of 5%
Beneficial Owners, Executive                       Number of Shares
Officers, and Directors                           Beneficially Owned                     Percent of Class (1)

Thomas A. Murdock                                    4,545,049(2)                               4.43%
Chairman of the Board & Chief
  Executive Officer

Roger D. Dudley                                      2,332,217(3)                               2.27%
Executive Vice President & Chief
 Financial Officer, Director

William A. Maasberg                                     40,000(4)                                  *
Chief Operating Officer, Director

All Officers and Directors as a                      6,917,266                                  6.59%
Group (3 persons)

*        Less than 1 percent.

(1) Percentages rounded to nearest 1/100th of one percent. Except as indicated in the footnotes below, each of the persons listed exercises sole voting and investment power over the shares of Common Stock listed for each such person in the table.

(2) Includes 4,384,275 shares of Common Stock issuable as of November 1, 2003, under a convertible promissory note (the "Convertible Note") held by Mr. Murdock and Mr. Dudley, into a voting trust (the

         "Voting Trust") as to which Mr. Murdock is the sole trustee. As discussed in the section "Certain Relationships and Related Transactions, the principal amount of the Convertible Note was increased in September 2004 by $300,000 in exchange for Messrs. Murdock and Dudley releasing claims against the Company of $1,143,300. Persons who have deposited their shares of Common Stock into the Voting Trust have dividend and liquidation rights ("Economic Rights") in proportion to the number of shares of Common Stock they have deposited in the Voting Trust, but have no voting rights with respect to such shares. All voting rights associated with the shares deposited into the Voting Trust are exercisable solely and exclusively by the Trustee of the Voting Trust. The Voting Trust expires, unless extended according to its terms, on the earlier of September 30, 2005, or any of the following events: (i) the Trustee terminates it; (ii) the participating shareholders unanimously terminate it; or (iii) the Company is dissolved or liquidated. Also includes 40,000 shares of common stock deposited into the Voting Trust. Although as the sole trustee of the Voting Trust Mr. Murdock exercises the voting rights of all of the shares deposited into the Voting Trust, and accordingly has listed all shares in the table above, he has no economic or pecuniary interest in any of the shares deposited into the Voting Trust except for 2,192,138 shares issuable as of November 1, 2004, under the Convertible Note as to which he will directly own Economic Rights when issued, and 20,000 additional shares deposited into the Voting Trust. Also includes 71 shares owned directly by Mr. Murdock, 703 shares (including shares issuable upon the exercise of options) beneficially owned by members of Mr. Murdock's immediate family residing in the same household, and 120,000 shares of Common Stock underlying stock options owned by Mr. Murdock and exercisable presently or within 60 days of November 1, 2004. Does not include 6,250 options which are not exercisable presently or within 60 days of November 1, 2004.

(3) Includes (i) 2,192,138 shares of Common Stock issuable as of November 1, 2004, under the Convertible Note, which will be deposited into the Voting Trust when issued, (ii) 20,000 shares of Common Stock deposited into the Voting Trust, (iii) 71 shares owned directly by Mr. Dudley;
         (iv) 8 shares owned by Mr. Dudley's minor children; and (v) 120,000 shares underlying stock options exercisable presently or within 60 days of November 1, 2004. Does not include 6,250 options which are not exercisable presently or within 60 days of November 1, 2004.

(4) Consisting of options exercisable presently or within 60 days of November 1, 2004. Does not include 2,500 options which are not exercisable presently or within 60 days of November 1, 2004.

                            Report of Audit Committee

        [The following report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any other filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Fonix specifically incorporates this information by reference, and shall not otherwise be deemed filed under those acts.]

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. However, the directors who serve on the Audit Committee are not independent for purposes of the Rule 4200(A)(15) of The National Association of Securities Dealers' listing standards, and do not meet the criteria for independence set forth in Rule 10A-3(b)(1) promulgated under Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subject to the exemptions provided in Rule 10A-3(c) under the Exchange Act.

        The Audit Committee operates under a written charter adopted by the Board of Directors.

        We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 200.

        We have discussed with the independent public accountants of the Company, Hansen, Barnett & Maxwell ("HBM"), the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants, which includes a review of the findings of the independent accountants during its examination of the Company's financial statements.

        We have received and reviewed written disclosures and the letter from HBM, required by Independence Standard No. 1, Independence Discussions with Audit Committee, as amended, by the Independence Standards Board, and we have discussed with HBM their independence under such standards. We have concluded that the independent public accountants are independent from the Company and its management.

        Based on our review and discussions referred to above, we have recommended to the Board of Directors (and the Board has approved our recommendation) that the audited financial statements of the Company be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

        Respectfully submitted to the Board of Directors on March 12, 2004,

                  Audit Committee

                  Roger D. Dudley (Chairman)
                  William A. Maasberg, Jr.

         The Audit Committee Charter of Fonix Corporation was included as Appendix A to the Company's Proxy Statement for the 2003 Annual Meeting of Shareholders.

        BOARD OF DIRECTORS MEETINGS, COMMITTEES AND DIRECTOR COMPENSATION

         Our board of directors took action at four duly noticed meetings of the board during 2003. Each director attended (in person or telephonically) all of the meetings of Fonix's board of directors. During 2003, our board of directors had the following committees: Audit Committee, comprised of Messrs. Dudley (chairman) and Maasberg; and Compensation Committee, comprised of Messrs. Murdock (chairman) and Maasberg. These standing committees conducted meetings in conjunction with meetings of the full board of directors.

                            Compensation of Directors

         Prior to April 1996, our directors received no compensation for their service. We historically have reimbursed our directors for actual expenses incurred in traveling to and participating in directors' meetings, and we intend to continue that policy for the foreseeable future. On March 30, 1996, our board of directors adopted, and our shareholders subsequently approved, our 1996 Directors' Stock Option Plan (the "Directors' Plan"). Under the Directors' Plan, members of the Board as constituted on the date of adoption received options to purchase 5,000 shares of our Class A common stock for each year (or any portion thereof consisting of at least six months) during which such persons had served on the board for each of fiscal years 1994 and 1995 and were granted 5,000 shares for each of fiscal years 1996 through 2002, which options vested after completion of at least six months' service on the board during those fiscal years. These options have terms of ten years. No options were granted to our directors under the Directors' Plan during 2003. Grants have been made to our Directors under our 1998 Stock Option Plan, as set forth elsewhere in this report.

         Directors who are executive officers are also entitled to participate under the 2002 Employee Compensation Plan, described elsewhere in this Proxy Statement.

                        Option Grants in Fiscal Year 2003


                                                                                              Potential Realizable Value at
                                                                                                 Assumed Annual Rates of
                                      Individual Grants                                       Stock Price Appreciation for
                                                                                                       Option Term
           (a)                    (b)               (c)              (d)            (e)            (f)            (g)
                               Number of        % of Total
                              Securities        Options to        Exercise
                              Underlying       Employees in         Price       Expiration
Name                        Options Granted     Fiscal Year       ($/share)        Date            5%             10%
                                  (#)

Thomas A. Murdock                  -                 -                -              -              -              -
Roger D. Dudley                    -                 -                -              -              -              -
William A. Maasberg, Jr.           -                 -                -              -              -              -


               Aggregated Option/SAR Exercises in Last Fiscal Year
                and Related December 31, 2003, Option/SAR Values


--------------------------- ---------------- ------------------ ------------------------- --------------------------
           (a)                    (b)               (c)                   (d)                        (e)
--------------------------- ---------------- ------------------ ------------------------- --------------------------
                                                                  Number of Securities
                                                                 Underlying Unexercised     Value of In-the-Money
                                                                    Options/SARs at       Options/SARs at December
                                                                   December 31, 2003              31, 2003
                                Shares                          Exercisable/Unexercisable Exercisable/Unexercisable
Name                          Acquired on     Value Realized              (#)                        ($)
                             Exercise (#)           ($)
--------------------------- ---------------- ------------------ ------------------------- --------------------------
Thomas A. Murdock                  0                $ 0              103,925/28,750                 $0/$0
--------------------------- ---------------- ------------------ ------------------------- --------------------------
Roger D. Dudley                    0                $ 0              99,167/27,083                  $0/$0
--------------------------- ---------------- ------------------ ------------------------- --------------------------
William A. Maasberg, Jr.           0                $ 0              28,750/13,750                  $0/$0
--------------------------- ---------------- ------------------ ------------------------- --------------------------



                             EXECUTIVE COMPENSATION

             Compensation Committee Report on Executive Compensation

         [The following Executive Compensation Report and the performance graph appearing herein shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any other filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Fonix specifically incorporates this information by reference, and shall not otherwise be deemed filed under those acts.]

         This Executive Compensation Report discusses the Company's executive compensation policies and the basis for the compensation paid to the Company's Chief Executive Officer and the Company's four most highly compensated executive officers other than its Chief Executive Officer who were serving as executive officers at December 31, 2003, and whose annual compensation exceeded $100,000 during such year (collectively, the "Named Executive Officers"), during the year ended December 31, 2003.

Compensation Policy. The Committee's policy with respect to executive compensation has been designed to:

         o Adequately and fairly compensate executive officers in relation to their responsibilities, capabilities and contributions to the Company and in a manner that is commensurate with compensation paid by companies of comparable size or within the Company's industry;

         o Reward executive officers for the achievement of short-term operating goals and for the enhancement of the long-term value of the Company; and

         o Align the interests of the executive officers with those of the Company's shareholders with respect to short-term operating goals and long-term increases in the price of the Company's common stock.

         The components of compensation paid to executive officers consist of:
(a) base salary, (b) incentive compensation in the form of annual bonus payments and stock options awarded by the Company under the Company's stock incentive plans and (c) certain other benefits provided to the Company's executive officers. The Company's Compensation Committee is responsible for reviewing and approving cash compensation paid by the Company to its executive officers and members of the Company's senior management team, including annual bonuses and stock options awarded under the Company's stock incentive plans, selecting the individuals who will be awarded bonuses and stock options under the stock incentive plans, and for determining the timing, pricing and amount of all stock options granted thereunder, each within the terms of the Company's stock incentive plans.

         Components of Compensation. The primary components of compensation paid by the Company to its executive officers and senior management personnel, and the relationship of such components of compensation to the Company's performance, are discussed below:

          o Base Salary. Subject to the terms of employment agreements with certain executive officers, the Compensation Committee periodically reviews and approves the base salary paid by the
               Company to its executive officers and members of the senior management team. Adjustments to base salaries are determined based upon a number of factors, including the Company's performance (to the extent such performance can fairly be attributed or related to each executive's performance), as well as the nature of each executive's responsibilities, capabilities and contributions. In addition, the Compensation Committee periodically reviews the base salaries of senior management personnel in an attempt to ascertain whether those salaries fairly reflect job responsibilities and prevailing market conditions and rates of pay. As noted below, in 2002, the Company did not pay Mr. Murdock $114,259 of his compensation due for 2002 and did not pay Mr. Murdock $95,621 of his compensation due for 2003. Also as noted below, the Company did not pay Mr. Dudley $141,808 of his compensation due for 2002, and did not pay Mr. Dudley $147,377 of his compensation due for 2003. Further, as noted below, the Company did not pay Mr. Maasberg $102,824 of his compensation due for 2002, and did not pay Mr. Maasberg $86,882 of his compensation due for 2003. As of January 1, 2004, the base rates of compensation for Messrs. Murdock and Dudley were reduced from $309,400 to $232,000, and for Mr. Maasberg from $225,000 to $150,000. The Compensation Committee believes that base salaries for the Company's executive officers have historically been reasonable in relation to the Company's size and performance in comparison with the compensation paid by similarly sized companies or companies within the Company's industry.

         o Incentive Compensation. As discussed above, a portion of each executive officer's compensation package is in the form of incentive compensation designed to reward the achievement of short-term operating goals and long-term increases in shareholder value. The Compensation Committee believes that the stock options granted under the stock incentive plans reward executive officers only to the extent that shareholders have benefitted from increases in the value of the Company's common stock.

         o Other Benefits. The Company maintains certain other plans and arrangements for the benefit of its executive officers and members of senior management. The Company believes these benefits are reasonable in relation to the executive compensation practices of other similarly sized companies or companies within the Company's industry.

         Compensation of the Chief Executive Officer. As described elsewhere in this Report, the Company has entered into an executive employment agreement with Mr. Murdock, but during 2003, Mr. Murdock voluntarily agreed to accept a reduced amount of compensation because of the Company's reduced cash flow. The material terms of this executive employment agreement are described herein. The Compensation Committee believes that the monthly compensation to Mr. Murdock is sufficient to secure for the Company the benefit of his leadership, management and financial skills and capabilities.

         Conclusion. The Compensation Committee believes that the concepts discussed above further the shareholders' interests because a significant part of executive compensation is based upon the Company achieving its marketing, sales and product development goals and other specific goals set by the board of directors. At the same time, the Compensation Committee believes that the program encourages responsible management of the Company in the short-term. The Compensation Committee regularly considers plan design so that the total program is as effective as possible in furthering shareholder interests.

         The Compensation Committee bases its review on the experience of its own members, on information requested from Company personnel, and on discussions with and information compiled by various independent consultants retained by the Company.

                             Respectfully submitted,

                             Compensation Committee:
                             Thomas A. Murdock
                             William A. Maasberg, Jr.

         The following table sets forth information concerning the compensation paid or accrued to all persons serving as the Company's chief executive officer and the Company's most highly compensated executive officers other than its chief executive officer who were serving as executive officers at December 31, 2003, and whose annual compensation exceeded $100,000 during such year (collectively the "Named Executive Officers"):

                           Summary Compensation Table


--------------------------------- ---------- ----------------------------------------- -----------------------------
                                                       Annual Compensation                Long-Term Compensation
--------------------------------- ---------- -------------------- -------------------- -----------------------------
                                                                         Other            Securities Underlying
Name and Principal Position         Year           Salary            Annual Bonus            Options/SARs (6)
--------------------------------- ---------- -------------------- -------------------- -----------------------------
Thomas A. Murdock (1)               2001     $       315,057              --                               17,500/0
Chief Executive Officer &           2002     $       315,096 (2)          --                               23,750/0
President                           2003     $       309,400 (2)          --                                    0/0
--------------------------------- ---------- -------------------- -------------------- -----------------------------
Roger D. Dudley (1)                 2001     $      314,895               --                               17,500/0
Executive Vice President & Chief    2002     $       315,487 (3)          --                               23,750/0
Financial Officer                   2003     $       309,400 (3)          --                                    0/0
--------------------------------- ---------- -------------------- -------------------- -----------------------------
William A. Maasberg (4)             2001     $     226,584                --                               11,250/0
Chief Operating Officer             2002     $       226,584 (5)          --                               12,500/0
                                    2003     $       225,000 (5)          --                                    0/0
--------------------------------- ---------- -------------------- -------------------- -----------------------------



         (1)         We have executive employment agreements with Messrs.
                     Murdock and Dudley that were initiated November 1, 1996 and amended effective January 31, 2000 to extend the term of the agreement and reduce the base compensation. The expiration date is December 31, 2005. The material terms of each executive employment agreement with Messrs. Murdock and Dudley are identical and are as follows: the annual base salary for each executive officer is $309,400 and may be adjusted upward in future years as deemed appropriate by the board of directors. However, Messrs Murdock and Dudley received $195,141 and $167,592 in 2002, respectively and $213,779 and $162,023 in 2003, respectively. As bonus compensation for extending the term of each agreement at a compensation level less than provided in the original agreement, each executive was granted options to purchase 35,000 options of our Class A common stock at an exercise price of $1.01. The options expire July 19, 2010.

                     Each such executive officer also is entitled to customary insurance benefits, office and support staff and the use of an automobile. In addition, if any executive is terminated without cause during the contract term, then all salary then and thereafter due and owing under the executive employment agreement shall, at the executive's option, be immediately paid in a lump sum payment to the executive officer, and all stock options, warrants and other similar rights granted by us and then vested or earned shall be immediately granted to the executive officer without restriction or limitation of any kind.

                     Each executive employment agreement contains a non-disclosure, confidentiality, non-solicitation and non-competition clause. Under the terms of the non-competition clause, each executive has agreed that for a period of one year after the termination of his employment with us the executive will not engage in any capacity in a business which competes with or may compete with Fonix.

         (2) Because of our inability to access the Third Equity Line during much of 2002, we did not pay Mr. Murdock $114,259 of his compensation due for 2002. Because of continued cash flow difficulties, we did not pay Mr. Murdock $95,621 of his compensation due for 2003.

         (3) Because of our inability to access the Third Equity Line during much of 2002, we did not pay Mr. Dudley $141,808 of his compensation due for 2002. Because of continued cash flow difficulties, we did not pay Mr. Dudley $147,377 of his compensation due for 2003.

         (4) We have an employment agreement with Mr. Maasberg that was effective February 1, 2000. The terms of the agreement establish the annual base salary of $225,000, which may be adjusted upward in future years as deemed appropriate by the board of directors. However, Mr. Maasberg received $122,176 in 2002 and $138,118 during 2003. Mr. Maasberg is entitled to customary insurance benefits, office and support staff. In addition, if any executive is terminated without cause during the contract term then all salary then and thereafter due and owing under the employment agreement shall, at the executive's option, be immediately paid in a lump sum payment to the executive officer and all stock options, warrants and other similar rights granted by us and then vested or earned shall be immediately granted to the executive officer without restriction or limitation of any kind. The employment contract expired January 31, 2003, but we have extended the employment contract through December 31, 2005.

                     The employment agreement contains a non-disclosure, confidentiality, non-solicitation and non-competition clause. Under the terms of the non-competition clause, Mr. Maasberg has agreed that for a period of 18 months after the termination of his employment with us he will not engage in any capacity in a business which competes with or may compete with us.

         (5) Because of the our inability to access the Third Equity Line during much of 2002, we did not pay Mr. Maasberg $102,824 of his compensation due for 2002. Because of continued cash flow difficulties, we did not pay Mr. Maasberg $86,882 of his compensation due for 2003.

         (6) All options granted in 2002 and 2001 were granted pursuant to our 1998 Stock Option Plan.

                              EMPLOYMENT CONTRACTS

         The Company has executive employment agreements with Messrs. Murdock and Dudley that were initiated November 1, 1996, and amended effective January 31, 2000, to extend the term of the agreement and reduce the base compensation. The material terms of each executive employment agreement with Messrs. Murdock and Dudley are identical and are as follows: the annual base salary for each executive officer is $309,400 and may be adjusted upward in future years as deemed appropriate by the board of directors. The expiration date is December 31, 2007. As noted above, in 2002, the Company did not pay Mr. Murdock $114,259 of his compensation due for 2002 and did not pay Mr. Murdock $95,621 of his compensation due for 2003. Also as noted above, the Company did not pay Mr. Dudley $141,808 of his compensation due for 2002, and did not pay Mr. Dudley $147,377 of his compensation due for 2003. As bonus compensation for extending the term of each agreement at a compensation level less than provided in the original agreement, each executive was granted options to purchase 1,400,000 options of the Company's Class A common stock at an exercise price of $1.01. The options expire July 19, 2010.

         Each such executive officer also is entitled to customary insurance benefits, office and support staff and the use of an automobile. In addition, if any executive is terminated without cause during the contract term then all salary then and thereafter due and owing under the executive employment agreement shall, at the executive's option, be immediately paid in a lump sum payment to the executive officer and all stock options, warrants and other similar rights granted by the Company and then vested or earned shall be immediately granted to the executive officer without restriction or limitation of any kind.

         Each executive employment agreement contains a non-disclosure, confidentiality, non-solicitation and non- competition clause. Under the terms of the non-competition clause, each executive has agreed that for a period of one year after the termination of his employment with the Company the executive will not engage in any capacity in a business which competes with or may compete with the Company.

         The Company has an employment agreement with Mr. Maasberg that was effective February 1, 2000. The terms of the agreement establish the annual base salary of $225,000, which may be adjusted upward in future years as deemed appropriate by the board of directors. As noted above, the Company did not pay Mr. Maasberg $102,824 of his compensation due for 2002, and did not pay Mr. Maasberg $86,882 of his compensation due for 2003. Mr. Maasberg is entitled to customary insurance benefits, office and support staff. In addition, if any executive is terminated without cause during the contract term then all salary then and thereafter due and owing under the employment agreement shall, at the executive's option, be immediately paid in a lump sum payment to the executive officer and all stock options, warrants and other similar rights granted by the Company and then vested or earned shall be immediately granted to the executive officer without restriction or limitation of any kind.

         The employment agreement contains a non-disclosure, confidentiality, non-solicitation and non-competition clause. Under the terms of the non-competition clause, Mr. Maasberg agreed that for a period of 18 months after the termination of his employment with the Company the executive will not engage in any capacity in a business which competes with or may compete with the Company.

Recent Developments

Breckenridge Lawsuit

         During the process of reconciling our shareholder records relating to our issued and outstanding shares of common stock with the records of our transfer agent in connection with the preparation of our 2003 Annual Report, it came to our attention that 2,277,778 shares of our Class A common stock (the "Unauthorized Shares") had been improperly transferred to Breckenridge in excess of the shares Breckenridge was entitled to receive. A brief summary of the transactions relating to the issuance of the Unauthorized Shares is as follows:

         In October 2002, we entered into the Series D Debenture transaction with Breckenridge, in connection with which, Breckenridge purchased the Debentures for an aggregate purchase price of $1,500,000. In connection with the issuance of the Debentures, we agreed to place 2,083,333 shares of our common stock into escrow (the "Collateral Shares") as security for the Debentures, and also issued 194,445 additional shares of our common stock (the "Additional Shares") as a further inducement to Breckenridge to purchase the Debentures. (All share numbers stated reflect the effects of our reverse stock split which took effect April 4, 2003.)

         In connection with the Debenture transaction, we filed two registration statements (the "Registration Statements") to register the resale by Breckenridge of an aggregate of 11,764,353 shares issued or issuable to Breckenridge in connection with the Debentures, including the Collateral Shares and the Additional Shares. We provided copies of the Registration Statements to Breckenridge, which indicated the total number of shares registered.

         In January 2003, we agreed with Breckenridge to revise the repayment schedule for the Debentures, and agreed to release 237,584 of the Collateral Shares (the "Released Shares") from escrow to Breckenridge as consideration for amending the payment schedule. In February 2003, the escrow agent instead improperly released all 2,083,333 Collateral Shares to Breckenridge, who subsequently sold the shares into the public market and kept the proceeds of the sale of the Collateral Shares. We were unaware that the escrow agent had released all of the Collateral Shares to Breckenridge. In addition, Breckenridge was inadvertently issued 237,584 shares (representing the Released Shares) which Breckenridge also sold into the public market, and kept the proceeds of such sales. We were also unaware that the 237,584 shares were newly issued and were not issued out of or from the Collateral Shares, and we did not learn of that fact until March 2004.

         In June 2003, following our reverse stock split (which took effect April 4, 2003), Breckenridge contacted us and requested that we issue the Additional Shares. We requested that Breckenridge return the certificate for the pre-reverse stock split Additional Shares and issued the 194,445 post-reverse split Additional Shares to Breckenridge. At the time of such issuance, we believed that Breckenridge had returned the pre-reverse split certificate for the Additional shares for cancellation, and did not know that our issuance in June 2003 constituted a duplicate issuance of the Additional Shares. We believe that Breckenridge sold the duplicate issuance of the Additional Shares into the public market as well.

         The Collateral Shares (net of the 237,584 Released Shares we agreed to release from the escrow account), the 237,584 separately issued shares, and the duplicate issuance of the Additional Shares constitute the Unauthorized Shares. The Unauthorized Shares were in excess of the shares Breckenridge was entitled to receive in respect of the Series D Debenture transaction. Although two Registration Statements had been filed to register the resale of shares by Breckenridge in connection with the Series D Debentures and were effective at the time Breckenridge received the Unauthorized Shares, it appears that the number of shares actually resold by Breckenridge exceeded the number of shares allotted to Breckenridge in the effective Registration Statements.

         Upon discovering in March 2004 that the Unauthorized Shares had been improperly transferred to Breckenridge, we attempted to settle the matter with Breckenridge but were unable to reach a settlement. Accordingly, on May 3, 2004, we filed a lawsuit against Breckenridge, alleging the improper transfer to and subsequent sale of the Unauthorized Shares by Breckenridge. The complaint seeks
(i) a declaratory judgment that we may set off the fair value of the Unauthorized Shares against the value we owe to Breckenridge in connection with the Series I Preferred Stock transaction; (ii) judgment against Breckenridge for the fair value of the Unauthorized Shares, and (iii) punitive damages from Breckenridge for improper conversion of the Unauthorized Shares. Following the filing of the lawsuit, we have continued to attempt to negotiate a settlement of the lawsuit. However, such negotiations have not been successful, and we plan to vigorously proceed with the lawsuit against Breckenridge.

         We believe that the sales by Breckenridge of the Unauthorized Shares in excess of the aggregate number of shares registered under the Registration Statements (the "Unregistered Shares") may have violated Section 5 of the Securities Act. Should a purchaser of the Unregistered Shares from Breckenridge file suit against Breckenridge and should a court determine that a violation of
Section 5 has occurred, each purchaser who purchased Unregistered Shares may obtain either rescission of its purchase from Breckenridge, together with interest or, if it has already sold the Unregistered Shares, damages from Breckenridge.

         Because Breckenridge sold the Unregistered Shares into the public market without our knowledge, and because we did not facilitate or participate in the sale in any way or receive any proceeds of the sales of the Unregistered Shares, any lawsuits seeking rescission or damages would need to be filed against Breckenridge and not against Fonix. However, there can be no guarantee that we would not be included in a lawsuit seeking rescission or damages resulting from the sales of the Unregistered Shares by Breckenridge. Nevertheless, we believe that if we were involved in claims or actions relating to the sale of the Unregistered Shares by Breckenridge, we would have (i) meritorious defenses to any Section 5 violation claimed by a purchaser of Unregistered Shares from Breckenridge and (ii) legal claims against Breckenridge for our fees and expenses incurred in defending the claims asserted by purchasers of Unregistered Shares from Breckenridge, although there is no guarantee that we would prevail on such claims.

Stock Performance Graph

         The following graph compares the yearly cumulative total returns from the Company's Class A common stock during the five fiscal year period ended December 31, 2003, with the cumulative total return on the Media General Index and the Standard Industrial Classification (SIC) Code Index for that same period. The comparison assumes $100 was invested on December 31, 1998, in the Company's Class A common stock and in the common stock of the companies in the referenced Indexes and further assumes reinvestment of dividends.

[GRAPHIC OMITTED]

                                    1998       1999       2000       2001       2002       2003
                                ----------- --------- ---------- ---------- ----------- -----------
      FONIX CORPORATION            100.00      22.39      22.76      7.76       2.99       33.21
      SIC CODE INDEX               100.00     181.01     208.69     60.92      16.45       39.39
      NASDAQ MARKET INDEX          100.00     176.37     110.86     88.37      61.64       92.68

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present and has not been informed that any other person intends to present a matter for action at the Annual Meeting other than as set forth herein and in the Notice of Annual Meeting. If any other matter properly comes before the meeting, it is intended that the holders of proxies will act in accordance with their best judgment.

         The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra compensation, may solicit proxies personally or by telephone, and, if deemed necessary, third party solicitation agents may be engaged by the Company to solicit proxies by means of telephone, facsimile or telegram, although no such third party has been engaged by the Company as of the date hereof. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting materials to the beneficial owners of Common Stock held of record and will reimburse such persons for forwarding such material. The cost of this solicitation of proxies will be borne by the Company.

              -----------------------------------------------------


                                  ANNUAL REPORT

         Copies of the Company's Amended Annual Report on Form 10-K/A (including financial statements and financial statement schedules) filed with the Securities and Exchange Commission may be obtained without charge by writing to the Company - Attention: Roger D. Dudley, 9350 South 150 East, Suite 700, Sandy, Utah 84070. A request for a copy of the Company's Annual Report on Form 10-K must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of common stock of the Company on July 19, 2004. Exhibits to the Form 10-K/A, if any, will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

         A Copy of the Company's 2003 Annual Report to Shareholders is being mailed with this Proxy Statement, but is not deemed a part of the proxy soliciting material.

              -----------------------------------------------------


                              SHAREHOLDER PROPOSALS

         Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation in connection with the 2004 Annual Meeting of Shareholders must have been received by the Company by December 31, 2003. No such proposals were received.

         Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation in connection with the 2005 Annual Meeting of Shareholders must be received by the Company by December 31, 2004. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. The Company suggests that any such request be submitted by certified mail, return receipt requested. The Board of Directors will review any proposal which is received by December 31, 2004, and determine whether it is a proper proposal to present to the 2005 Annual Meeting.

              -----------------------------------------------------


         The enclosed Proxy is furnished for you to specify your choices with respect to the matters referred to in the accompanying notice and described in this Proxy Statement. If you wish to vote in accordance with the Board's recommendations, merely sign, date and return the Proxy in the enclosed envelope which requires no postage if mailed in the United States. A prompt return of your Proxy will be appreciated.

                              By Order of the Board of Directors

                              /s/ Thomas A. Murdock
                              Thomas A. Murdock
                              Chairman of the Board and Chief Executive Officer

Salt Lake City, Utah
November 11, 2004

EXHIBIT 1 - FORM OF PROXY

                                FONIX CORPORATION
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas A. Murdock and Roger D. Dudley and each of them as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock of the Company held of record by the undersigned at the Annual Meeting of Shareholders to be held at 9350 South 150 East, Suite 700, Sandy, Utah 84070, on Thursday, December 30, 2004, at 10:00 a.m., M.S.T., or at any adjournment thereof.

1. Election of Directors.
FOR                   WITHHOLD AS TO ALL       FOR ALL EXCEPT
/  /                       /  /                    /  /

(INSTRUCTIONS: IF YOU MARK THE "FOR ALL EXCEPT" CATEGORY ABOVE, INDICATE THE NOMINEE(S) AS TO WHICH YOU DESIRE TO WITHHOLD AUTHORITY BY STRIKING A LINE THROUGH SUCH NOMINEE(S) NAME IN THE LIST BELOW:)

Thomas A. Murdock       Roger D. Dudley         William A. Maasberg, Jr.

2. To approve the Board of Directors' selection of Hansen, Barnett & Maxwell as the Company's independent public accountant for the fiscal year ending December 31, 2004.

FOR                     AGAINST                         ABSTAIN
/  /                     /   /                           /   /

3.       To approve the amendments to the Company's 1998 Stock Option Plan.
FOR                     AGAINST                         ABSTAIN
/  /                     /   /                           /   /


4.       To approve the Fonix Telecom Executive Incentive Plan.
FOR                     AGAINST                         ABSTAIN
/  /                     /   /                           /   /



5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, AND 4, AND IN THE PROXIES' DISCRETION FOR PROPOSAL 5.

Please sign and date this proxy where shown below and return it promptly:

Date:                                             , 2004
Signed:
SIGNATURE(S)

PLEASE SIGN ABOVE EXACTLY AS THE SHARES ARE ISSUED. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.